[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.28(ii)

Boehringer Ingelheim Pharma GmbH & Co. KG • 88397 Biberach an der Rise

26 June 2008
FibroGen Inc. 225 Gateway Boulevard South San Francisco, CA 94080 U. S. A.

Re: Postponement of exercise date for “BI Pharma Option Part 1” granted under the Process Development and Clinical Supply Agreement effective as of November 29, 2007 (the “Definitive Agreement”)

Dear Ladies and Gentlemen:

Under the Definitive Agreement FibroGen, Inc. (“FibroGen”) granted to Boehringer Ingelheim Pharma GmbH & Co. KG (“BI”, and together with FibroGen, the “Parties”) a first option to manufacture and supply [ * ] Product (the “Option”), which must be exercised no later than [ * ].

As described in the Definitive Agreement, the Parties have been engaged in negotiations for a [ * ] supply agreement (the “Supply Agreement”) which, if BI exercises the Option, shall be finalized no later than [ * ].

As the negotiations require further discussion between the Parties, the purpose of this letter agreement (this “Letter Agreement”) is to set forth the mutual agreement of FibroGen and BI with respect to an extension of the date by which the BI Pharma Option Part 1 as described in the Definitive Agreement must be exercised. Accordingly, FibroGen and BI agree that the Definitive Agreement shall be amended as follows:

1. The second sentence of Section 6.1.1 of the Definitive Agreement shall be amended to read as follows:
“Such option must be exercised by BI Pharma no later than [ * ], and such option will lapse if not exercised by BI Pharma by such date.”
2. The second sentence of Section 6.2 shall be deleted.

Except as expressly set forth in this Letter Agreement, all other terms and conditions of the Definitive Agreement shall remain in full force and effect. This Letter Agreement may be executed in one or more counterparts, each of which shall constitute together the same document.

Please indicate your agreement with the matters set forth herein by executing this Letter Agreement in the space provided below.
Very truly yours,

Boehringer Ingelheim Pharma ppa.	GmbH & Co. KG i. V.
By: [ * ]	[ * ]
Name: [ * ]	[ * ]
Title: VP Supply Chain	Corporate Lawyer

Acknowledged and Agreed:

FibroGen, Inc.

By:	/s/ Thomas B. Neff
Name:	Thomas B. Neff
Title:	Chairman & CEO

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.